Exhibit 99

FOR IMMEDIATE RELEASE

3M Introduces New Five-Year Financial Objectives;

Reaffirms Full-Year 2016 Outlook

ST. PAUL, Minn. - March 29, 2016 - At a meeting with investors and analysts at the company’s global headquarters today, 3M Chairman, President and Chief Executive Officer Inge G. Thulin will introduce new five-year financial objectives and describe how the company is positioned to deliver consistently strong performance in 2016 and beyond. Thulin will also discuss how 3M’s playbook — including its three key levers of portfolio management, investing in innovation, and business transformation — is making 3M even more relevant to customers, more agile and more competitive.

3M’s new five-year financial objectives — covering 2016 through 2020 — are:

•                  8 to 11 percent growth in earnings per share

•                  2 to 5 percent organic local currency sales growth

•                  20 percent return on invested capital

•                  100 percent free cash flow conversion

“These objectives reflect our confidence in driving efficient growth — that is, strong, sustainable growth and premium returns — well into the future,” said Thulin. “Going forward, we remain focused on controlling the controllable, investing for the long term, and leveraging our scientific capabilities to create even greater value for our customers and shareholders.”

At today’s meeting, leaders from across the company will describe how 3M is enhancing performance and creating value across its portfolio of businesses. The company also will discuss plans to further strengthen and streamline its supply chain, as well as an elevated focus on lean six sigma to improve customer service, drive operational efficiencies and increase cash flow.

The company also highlighted its newly opened state-of-the-art research and development facility — The 3M Carlton Science Center — which will house multiple 3M businesses and up to 700 scientists to foster innovation and cross-collaboration between businesses and with customers.

3M also reaffirmed its 2016 full-year performance expectations. The company expects 2016 earnings to be in the range of $8.10 to $8.45 per share with organic local-currency sales growth of 1 to 3 percent. 3M also expects free cash flow conversion to be in the range of 95 to 105 percent.

Today’s meeting will be webcast live beginning at 7:30 a.m. CDT and is scheduled to adjourn at 12:30 p.m. CDT. Investors can access this meeting via the following:

•                  Live webcast at http://investors.3M.com.

•                  Webcast replay: Go to 3M’s Investor Relations website at http://investors.3M.com and click on “3M 2016 Investor Day.”

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2015. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Annual Report under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $30 billion in sales, our 90,000 employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNewsroom.

Investor Contacts:	Bruce Jermeland 3M	Media Contact:	Lori Anderson 3M
	(651) 733-1807		(651) 733-0831

Mike Kronebusch
3M
(651) 733-1141